UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 2

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2011

HELI ELECTRONICS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53692	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 50 Fengxiang South Road, Jianggao Town, Baiyun District
Guangzhou, P.R. China
(Address of principal executive offices) (Zip Code)

(86) 020-36356928
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01     Changes in Registrant’s Certifying Accountant

On March 3, 2011, Heli Electronics Corp. (the “Company”) was notified that its principal independent accountant, MaloneBailey, LLP, had resigned its engagement with the Company, effective March 2, 2011. MaloneBailey was engaged by the Company on June 15, 2010 following the closing of the Company’s share exchange with Heli Holding Group Ltd. (“Heli Holding”) and the shareholders of Heli Holding. MaloneBailey’s resignation as the Company’s principal independent accountant was accepted by the Board of Directors of the Company (the “Board”) on March 11, 2011.

In its resignation letter, MaloneBailey informed the Company that due to accounting irregularities involving discrepancies between the Company’s accounting records and an official bank statement, as well as other discrepancies identified during MaloneBailey’s testing of the Company’s accounts receivable, it believes that the Company’s accounting records could have been falsified, which would constitute an illegal act. MaloneBailey stated in its resignation letter that the Company’s management has not provided a satisfactory explanation of these discrepancies.

Furthermore, MaloneBailey’s resignation letter noted that the discrepancies in the accounting records could indicate a material error in previously issued financial statements. As a result, MaloneBailey stated that it was unable to rely on management’s representations as they relate to previously issued financial statements and that it can no longer support its opinion dated June 15, 2010 related to its audit of the Company’s consolidated financial statements as of December 31, 2009, and 2008, included it the Company’s Form 8-K filed with the Securities and Exchange Commission (the "SEC") on June 16, 2010.

The report of MaloneBailey on the Company’s consolidated financial statements as of December 31, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. Attached as Exhibit 16.1 is a letter from MaloneBailey addressed to the SEC stating that it concurs with the statements made by the Company with respect to MaloneBailey in this Form 8-K/A.

The Company has authorized MaloneBailey to respond fully to the inquiries of any successor principal independent accountant concerning the subject matter of any disagreements.
The Company has not yet engaged a successor independent principal accountant, but anticipates doing so shortly and hopes to meet its reporting obligations as soon as possible.

Other than as described above, the Company had no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with MaloneBailey and no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) occurred during the Company’s fiscal years ended December 31, 2009 and 2008, and through March 11, 2011.

Item 4.02     Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 3, 2011, MaloneBailey advised the Company that for the reasons set out in its resignation letter described above, it could no longer support its opinion dated June 15, 2010 related to its audit of the Company’s consolidated financial statements as of December 31, 2009, and 2008, included it the Company’s Form 8-K filed with the SEC on June 16, 2010.  Accordingly, the Board concluded for the same reasons on March 31, 2011 that such consolidated financial statements, as well as the Company’s interim unaudited consolidated financial statements as of June 30, 2010 and September 30, 2010, should no longer be relied upon. The Board discussed these matters with MaloneBailey prior to its resignation as the Company’s principal independent accountant.

Attached as Exhibit 16.1 is a letter from MaloneBailey addressed to the SEC stating that it concurs with the statements made by the Company with respect to MaloneBailey in this Form 8-K/A.

Item 9.01     Financial Statements and Exhibits

Exhibit 16.1	Letter from MaloneBailey LLP to the Securities and Exchange Commission dated May 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELI ELECTRONICS CORP.

/s/ Xin Qiu
Xin Qiu
President and Director

Date:   May 4, 2011